Exhibit 10.2

EXECUTION VERSION

REGISTRATION RIGHTS AGREEMENT

by and among

UNIVERSAL MUSIC GROUP B.V.,

PERSHING SQUARE TONTINE HOLDINGS, LTD.,

and

PERSHING SQUARE TH SPONSOR, LLC

Dated as of June 20, 2021

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made on June 20, 2021,

BY AND AMONG:

(1)

Universal Music Group B.V., a private company with limited liability organized under the laws of the Netherlands, having its official seat in the municipality of Hilversum, the Netherlands and registered with the Dutch trade register under number 81106661 (the “Company”);

(2)

Pershing Square Tontine Holdings, Ltd., a corporation incorporated under the laws of Delaware under file number 7957236, having its registered address at 787 Eleventh Avenue, Ninth Floor, New York, NY, 10019 United States of America (“Buyer”); and

(3)

Pershing Square TH Sponsor, LLC, a limited liability company incorporated under the laws of Delaware under file number 7957238, having its registered address at 787 Eleventh Avenue, 9th Floor, NY, NY 10019, USA (“Sponsor,” and together with Buyer, the Company and Seller (as defined below), collectively, the “Parties” or individually a “Party”).

RECITALS

WHEREAS:

(A)

Vivendi S.E., a corporation (société européenne) incorporated under the laws of France and registered in the Paris Trade and Companies Register (RCS) under number 343 134 763, having its registered address at 42, avenue de Friedland, 75008 Paris, France (the “Seller”), Buyer and Sponsor entered into discussions pursuant to which they intend to enter into that certain Share Purchase Agreement, [dated as of the date hereof] (the “Share Purchase Agreement”), regarding the purchase, by the Buyer of certain Ordinary Shares (the “Sale Shares”).

(B)	It is contemplated that all the Ordinary Shares of the Company will be admitted to trading on the regulated markets of Euronext Amsterdam N.V. (the “Listing”).

(C)

Concurrently with the Listing, Seller will distribute the Ordinary Shares it holds in the Company to holders of its outstanding shares through a dividend in kind or similar transaction in compliance with Applicable Laws (the “Seller Distribution”).

(D)

(E)

Following the execution of this Agreement, Buyer intends to undertake a tender offer for (i) its outstanding public warrants and (ii) the shares of Buyer’s Class A common stock held by its public stockholders in order to give effect to the redemption rights provided in Buyer’s Amended and Restated Certificate of Incorporation in connection with Buyer’s initial business combination (the “Buyer Tender Offers”) in relation to which Buyer intends to provide information regarding the Company which will be substantially similar to that which will be provided in a Registration Statement (as defined below).

(F)

Following the Listing, and conditional upon the effectiveness of a Registration Statement in respect of the Sale Shares (as defined below) Buyer will distribute all Sale Shares that it holds to the holders of Buyer’s outstanding shares as of a record date to be determined by Buyer (the “Buyer Distribution,” and such holders and beneficial owners, the “Buyer Distributees”).

(G)

In connection with the consummation of the foregoing transactions, the parties hereto desire to enter into this Agreement in order to grant certain registration rights to the Buyer Parties as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions.

(a)    As used in this Agreement, the following terms shall have the following meanings:

“Adverse Disclosure” means any public disclosure of material non-public information, which disclosure, in the good faith judgment of the board of directors of the Company after consultation with the Company’s outside securities counsel, (i) would be required to be included in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public at such time.

“Agreement” means this Registration Rights Agreement, as amended, modified or supplemented from time to time, in accordance with the terms hereof, together with any exhibits, schedules or other attachments hereto.

“Applicable Law” has the meaning set forth in the Share Purchase Agreement.

“Buyer Distributee” has the meaning set forth in the Recitals.

“Buyer Distribution” has the meaning set forth in the Recitals.

“Buyer Party” means each of Buyer and Sponsor.

“Buyer Tender Offers” has the meaning set forth in the Recitals.

“Company” has the meaning set forth in the Preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Company Information” has the meaning set forth in Section 4.

“control” (including the correlative meanings of the terms “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities or by contract or otherwise

“Distribution Registration Statement” has the meaning set forth in Section 2(a).

“Equity Securities” means Ordinary Shares, shares of any other class of ordinary shares or common or preferred stock of the Company and any options, warrants, rights or securities of the Company convertible into or exchangeable for Ordinary Shares or common or preferred stock of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Filing Target” has the meaning set forth in Section 2(a).

“Governmental Entity” means any United States or foreign (i) federal, state, local, municipal or other government, (ii) governmental or quasi-governmental entity of any nature (including, without limitation, any governmental agency, branch, department, official or entity and any court or other tribunal) or (iii) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature, including, without limitation, any arbitral tribunal.

“Listing” has the meaning set forth in the Recitals.

“Misstatement” has the meaning set forth in Section 2(d)(vii).

“Ordinary Shares” means the ordinary shares, par value €10 per share, of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event).

“Person” means any natural person, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, foundation, unincorporated organization or government or other agency or political subdivision thereof.

“Prospectus” means the prospectus or prospectuses (whether preliminary or final) included in any Registration Statement and relating to the Sale Shares, as amended or supplemented and including all material incorporated by reference in such prospectus or prospectuses.

“Registration Statement” means any registration statement of the Company (or any Person which directly or indirectly controls the Company) under the Securities Act on any appropriate form under the Securities Act for the distribution or resale of the Sale Shares in the manner contemplated by this Agreement, including the Prospectus, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all documents incorporated by reference in such Registration Statement.

“Resale Filing Target” has the meaning set forth in Section 2(b).

“Resale Registration Statement” has the meaning set forth in Section 2(b).

“Sale Shares” has the meaning set forth in the Recitals.

“SEC” means the Securities and Exchange Commission or any successor agency administering the Securities Act and the Exchange Act at the time.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the Recitals.

“Seller Distribution” has the meaning set forth in the Recitals.

“Selling Expenses” means all selling commissions and stock transfer taxes applicable to the sale of the Sale Shares.

“Share Appreciation Trust” has the meaning set forth in the Recitals.

“Sponsor” has the meaning set forth in the Preamble.

“Transfer” means, when used as a noun, any direct or indirect, voluntary or involuntary, sale, disposition, hypothecation, mortgage, gift, pledge, assignment, attachment or other transfer (including the creation of any derivative or synthetic interest, including a participation or other similar interest) and, when used as a verb, voluntarily to directly or indirectly sell, dispose, hypothecate, mortgage, gift, pledge, assign, attach or otherwise transfer, in any case, whether by operation of law or otherwise.

“Tender Offer Documents” has the meaning set forth in Section 4.

(b) In addition to the above definitions, unless the context requires otherwise:

(i) The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(ii) The headings and other captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

(iii) References to Sections are to Sections of this Agreement unless otherwise specified.

(iv) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, unless the context otherwise requires.

(v) Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

(vi) “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(vii) References to any law include any rules and regulations promulgated thereunder. References to “law”, “laws” or to a particular statute or law shall be deemed also to include any and all Applicable Law. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof; provided that with respect to any agreement or contract listed on any schedules hereto, all such amendments, modifications or supplements must also be listed in the appropriate schedule. References to any Person include the successors and permitted assigns of that Person.

(viii) The Parties have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Section 2. Registration.

(a) Distribution Registration Statement. Beginning on the earlier of (i) the Seller Distribution and (ii) October 1, 2021 (the “Filing Target”), the Company shall prepare and, as promptly thereafter as practicable, file with the SEC a Registration Statement registering the distribution of all Sale Shares in the Buyer Distribution (the “Distribution Registration Statement”), provided, that before filing the Distribution Registration Statement or any amendments or supplements thereto, the Company shall furnish to the Buyer Parties for such registration drafts of all documents proposed to be filed, which drafts shall be subject to review by counsel to the Buyer Parties, and give the Buyer Parties participating in such registration (i) a reasonable opportunity to comment on such documents; (ii) respond to such comments in good faith; and (iii) keep such Buyer Parties reasonably informed as to the registration process.

(b) Resale Registration Statement. If the Buyer determines, after consultation with counsel, that the Buyer would not be able to complete the Buyer Distribution under a Distribution Registration Statement then the Company shall cause to be filed as promptly as practicable a Registration Statement pursuant to Rule 415 under the Securities Act (the “Resale Registration Statement”), relating to the Sale Shares; provided that such Resale Registration Statement shall be filed, on or prior to the later of (1) sixty (60) days after the date on which the Buyer determines that the Distribution Registration Statement is not sufficient to effect the distribution of all Sale Shares in the Buyer Distribution and (2) the Filing Target (the “Resale Filing Target”), provided, that in connection with the Resale Registration Statement, the Company shall comply with the obligations under the proviso to subsection (a) of this Section 2 with respect to such resale registration; provided, further, that, if the filing of a Resale Registration Statement in respect of the Sale Shares at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Buyer, delay the filing of, such Resale Registration Statement for the shortest period of time, but in no event for more than forty-five (45) days in the aggregate for all such delays, determined in good faith by the Company to be necessary for such purpose.

(c) Furnish Information. It is a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 that the Buyer Parties shall furnish to the Company such information regarding themselves, the Sale Shares held by them and the intended method of disposition of such Sale Shares as shall be required to be included in any Registration Statement to timely effect the registration of the Sale Shares.

(d) Registration Procedures. The Company shall use its reasonable best efforts to effect and facilitate the registration, offering, distribution and, if required, resale, of such Sale Shares in accordance with this Section 2 as expeditiously as reasonably practicable and, pursuant thereto, the Company shall as expeditiously as reasonably practicable and as applicable:

(i) use its reasonable best efforts to (x) cause the Registration Statement filed pursuant to Section 2(a) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof; (y) cause the Registration Statement filed pursuant to Section 2(b) to be declared effective by the SEC or otherwise become effective under the Securities Act as promptly as practicable after the filing thereof, and (z) keep any Registration Statement effective and in compliance with the Securities Act and useable for the offering and distribution and, if required, resale, of the Sale Shares (A) in the case of the Distribution Registration Statement, until such time as all Sale Shares have been distributed in the

Buyer Distribution, and (B) in the case of the Resale Registration Statement, until the earlier of (x) the date all Sale Shares have been sold or such Sale Shares can be sold without volume and manner of sale restrictions pursuant to Rule 144 under the Exchange Act or (y) 1 year following the effectiveness date of the Resale Registration Statement, in each of (A) and (B), including by filing successive replacement or renewal Registration Statements upon the expiration of such Registration Statement;

(ii) prepare and file with the SEC such amendments and supplements to any Registration Statement and any Prospectus used in connection with a Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the Sale Shares covered by any Registration Statement and to ensure that any Registration Statement and any Prospectus do not at any time include any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements included therein not misleading;

(iii) furnish to the Buyer Parties and the Buyer Distributees such number of copies of any Prospectus included in any Registration Statement (and any preliminary prospectus and any free writing prospectus (as defined in Rule 405 of the Securities Act)), in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Sale Shares in the Buyer Distribution;

(iv) use its reasonable efforts to register and qualify the securities covered by any Registration Statement under such other securities or “blue sky” laws of such jurisdictions as shall be reasonably requested by the Buyer Parties, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(v) use its reasonable best efforts to cause all Sale Shares covered by any Registration Statement to be registered with or approved by such other Governmental Entities or self-regulatory bodies as may be necessary to enable each Buyer Party participating in the registration to consummate the disposition of such Sale Shares in accordance with the intended method or methods of disposition thereof;

(vi) promptly notify each Buyer Party:

(1) each time when any Registration Statement, any pre-effective amendment thereto, any Prospectus or any Prospectus supplement or any post-effective amendment to any Registration Statement has been filed and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective;

(2) of any oral or written comments by the SEC or of any request by the SEC for amendments or supplements to any Registration Statement or any Prospectus or for any additional information regarding the Buyer Parties or the Buyer Distributees;

(3) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Sale Shares for sale under the applicable securities or blue sky laws of any jurisdiction.

(vii) notify the Buyer at any time prior to the Buyer Distribution or resale of Sale Shares of (x) the issuance of any stop order by the SEC in respect of any Registration Statement, or (y) the happening of any event as a result of which any Prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading (such statement or omission, a “Misstatement”); as soon as reasonably practicable at the request of the Buyer, file and furnish to the Buyer and Buyer Distributees a supplement or amendment to such Prospectus or free writing prospectus (to the extent prepared by or on behalf of the Company) such that any Prospectus used in connection with the Buyer Distribution or resale of Sale Shares will not contain a Misstatement (and each of the Buyer Parties shall forthwith discontinue disposition of the Sale Shares upon receipt of the notice set forth in this Section 2(d)(vii) until such supplement or amendment or free writing prospectus has so been furnished to the Buyer and Buyer Distributees and until the Company has advised the Buyer in writing that the use of the Registration Statement and Prospectus may be resumed) provided, that, in the case of a Resale Registration Statement, if the continued use of the Resale Registration Statement in respect of the Sale Shares at any time would require the Company to make an Adverse Disclosure, the Company may, upon giving prompt written notice of such action to the Buyer, suspend use of, such Resale Registration Statement for the shortest period of time, but in no event for more than forty-five (45) days in the aggregate for all such suspensions, determined in good faith by the Company to be necessary for such purpose;

(viii) (i) furnish, on the date that any Registration Statement becomes effective, an opinion letter, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering and reasonably satisfactory to the Buyer, addressed to the Buyer; provided that, for the avoidance of doubt, such opinion letter shall not be required to include any negative assurance or other opinion regarding the disclosures in the Registration Statement and (ii) use reasonable efforts to obtain and furnish, on the date that any Registration Statement becomes effective, letters dated as of the effective date of any Registration Statement, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering and reasonably satisfactory to the Buyer, addressed to the Buyer;

(ix) cause the Sale Shares to be listed on each securities exchange on which the Ordinary Shares are then listed or, if the Ordinary Shares are not then listed on any securities exchange, cause the Sale Shares to be listed on the regulated markets of Euronext Amsterdam N.V. (or any other internationally recognized securities exchange mutually agreed upon by the Parties);

(x) cooperate with the Buyer Parties to facilitate the timely preparation and delivery of certificates representing Sale Shares to be sold and not bearing any restrictive legends;

(xi) not later than the effective date of the applicable registration statement, provide a CUSIP or ISIN number for the Sale Shares;

(xii) make available for inspection by the Buyer Parties and any attorney, accountant or other agent retained by the Buyer Parties, all corporate documents, financial and other records relating to the Company and its business reasonably requested by the Buyer Parties, cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by the Buyer Parties and any attorney, accountant or other agent retained by the Buyer Parties in connection with the Buyer Distribution and make senior management of the

Company and the Company’s independent accountants available for customary due diligence and drafting sessions; provided, that any Person gaining access to information or personnel of the Company pursuant to this Section 2(c)(xii) shall (i) reasonably cooperate with the Company to limit any resulting disruption to the Company’s business and (ii) protect the confidentiality of any information regarding the Company which the Company determines in good faith to be confidential and of which determination such Person is notified, unless such information (A) is or becomes known to the public without a breach of this Agreement, (B) is or becomes available to such Person on a non-confidential basis from a source other than the Company, (C) is independently developed by such Person, (D) is requested or required by a deposition, interrogatory, request for information or documents by a Governmental Entity, subpoena or similar process or (E) is otherwise required to be disclosed by law;

(xiii) provide and cause to be maintained a transfer agent and registrar for all Sale Shares covered by any Registration Statement from and after a date not later than the effective date of such Registration Statement; and

(xiv) otherwise use its reasonable best efforts to take or cause to be taken all other actions necessary or reasonably advisable to effect the registration, offering and distribution, and, if required, resale of such Sale Shares contemplated by this Agreement.

Section 3. Registration Expenses. The Company shall pay directly or promptly reimburse all costs, fees and expenses (other than Selling Expenses and other than the expenses payable by the Buyer Parties pursuant to the last sentence of this Section 3) incident to the Company’s performance of or compliance with this Agreement, including, without limitation, (i) all fees and expenses associated with filings to be made with, or the listing of any Sale Shares on, any securities exchange or over-the-counter trading market on which the Sale Shares are to be listed or quoted; (ii) all fees and expenses of complying with non-U.S. securities laws (including fees and disbursements of counsel for the Company in connection therewith); (iii) all transfer agent’s and registrar’s fees; (iv) all fees and expenses of counsel to the Company; and (v) all fees and expenses of the Company’s independent public accountants (including any fees and expenses arising from any special audits or “comfort letters”) and any other Persons retained by the Company in connection with or incident to any registration of Sale Shares pursuant to this Agreement. The Buyer Parties shall pay (i) all SEC and other registration and filing fees; (ii) any costs in connection with distributing Prospectuses in preliminary and final form as well as any supplements thereto); and (iii) the fees and expenses of any counsel engaged by such Buyer Parties.

Section 4. Company Information.

(a) The Company hereby agrees that in connection with the Buyer Tender Offers and the preparation and filing of each Schedule TO and the documents included therewith (the “Tender Offer Documents”) in connection with the Buyer Tender Offers, the Company shall provide such information regarding its business, financial condition and results of operations and financial statements as is reasonably necessary under applicable securities laws for the preparation and filing of the Tender Offer Documents (the “Company Information”) including, without limitation the information set forth on Annex A.

(b) Further, the above-described Company Information shall (x) in the case of each of clauses (i) and (ii) set forth on Annex A be prepared under International Financial Reporting Standards, and audited or reviewed as the case may be by the Company’s independent registered public accounting firm, and (y) be consistent in all material respects with the information to be included in any listing prospectus prepared by the Company in connection with the listing by the Company of any of the Ordinary Shares and in any Registration Statement.

(c) In addition, the Company agrees that Buyer and its counsel and other representatives may make such further reasonable requests of the Company.

(d) Buyer hereby agrees that before filing the Tender Offer Documents or any amendments or supplements thereto, Buyer shall furnish to the Company drafts of all documents proposed to be filed that incorporate or reflect the Company Information and (i) give the Company a reasonable opportunity to comment on such documents; (ii) consider such comments in good faith; and (iii) keep such Company reasonably informed as to the Buyer Tender Offer process.

Section 5. Misstatements; Compliance with Securities Laws.

(a) The Company shall not (i) make or incorporate by reference (or cause to be made or incorporated by reference) any untrue statement of a material fact in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any document incorporated by reference therein; (ii) omit any material fact required to be stated in the foregoing materials or necessary to make the statements in such foregoing materials not misleading; or (iii) violate the Securities Act, the Exchange Act or any other applicable federal or state securities laws or any rules or regulations promulgated thereunder and relating to any action or inaction required of the Company in connection with any registration of the Sale Shares; provided, however that the foregoing covenant shall not apply to any information included or incorporated by reference in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by a Buyer Party for such purpose.

(b) No Buyer Party shall furnish to the Company any information in writing for use in (or to be incorporated by reference in) any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto, that contains (i) any untrue statement of a material fact; or (ii) omits any material fact required to be stated in the foregoing materials or necessary to make the statements in such foregoing materials, in light of the circumstances in which they are made, not misleading.

Section 6. Miscellaneous.

(a) No Inconsistent Agreements. The Company represents and warrants that it has not entered into, and agrees that it will not enter into, any agreement with respect to its securities that violates or subordinates or is otherwise inconsistent with the rights granted to the Buyer Parties under this Agreement.

(b) Adjustments Affecting Sale Shares. The Company shall not take any action, or permit any change to occur, with respect to its Equity Securities which would materially and adversely affect the ability of the Buyer Parties or the Buyer Distributees to include such Sale Shares in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Sale Shares (including effecting a stock split or a combination of shares that would reasonably be expected to have such an effect).

(c) Successors and Assigns.

(i) This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and transferees. Neither this Agreement nor any right, benefit, remedy, obligation or liability arising hereunder may be assigned by any party without the prior written consent of the other parties, and any attempted assignment without such consent shall be null and void and of no effect, except that (i) the Company may assign this Agreement at any time in connection with a merger, acquisition, consolidation, sale of all or substantially all of the Company’s assets, reorganization or similar transaction involving the Company without the consent of the Buyer Parties and (ii) the Buyer Parties may assign this Agreement to any person to whom the Share Purchase Agreement is assigned in accordance therewith; provided, that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement.

(ii) In the event the Company engages in a merger, consolidation or corporate reorganization in which the Sale Shares are converted into securities of another company or contributed to another company, or if there are any changes in the Ordinary Shares by way of share split, stock dividend, combination or reclassification, appropriate arrangements will be made so that the registration rights provided under this Agreement continue to be provided to the Buyer Parties by the issuer of such securities. To the extent any new issuer, or any other company acquired by the Company in a merger or consolidation, was bound by registration rights obligations that would conflict with the provisions of this Agreement, the Company will, unless the Buyer Parties otherwise agree, use commercially reasonable efforts to modify any such “inherited” registration rights obligations so as not to interfere in any material respects with the rights provided under this Agreement.

(d) No Third Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and transferees and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

(e) Specific Performance. The Parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity. In furtherance of the foregoing, each Party hereby waives, to the fullest extent permitted by Applicable Law, (i) any and all defenses to any action for specific performance hereunder, including any defense based on the claim that a remedy at law would be adequate, and (ii) any requirement to post a bond or other security as a prerequisite to obtaining equitable relief.

(f) Governing Law. This Agreement and any claim or controversy hereunder shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflict of laws that would otherwise require the application of the laws of any other jurisdiction.

(g) Consent to Jurisdiction, Venue and Service of Process.

(i) The Parties hereto agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York and the federal courts of the United States of America located in the State of New York (collectively the “Designated Courts”). Each Party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Agreement may be brought in any other forum. Each Party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such Party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue.

(ii)    The Parties agree that delivery of any process, summons, notice or document to a party hereof in compliance with Section 7(i) of this Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the Parties have submitted to jurisdiction as set forth above.

(h)    Waiver of Jury Trial. EACH PARTY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS AGREEMENT IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

(i)    Notices. All notices, requests and other communications to any Party shall be in writing in the English language and shall be deemed effectively given: (i) upon delivery to the Party to whom the same is directed, (ii) when sent by electronic mail (unless the sender receives a message indicating failure to deliver or a similar error message) if sent prior to 5:00 pm on a Business Day in the place of receipt; if not, then on the next Business Day in the place of receipt, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) two (2) Business Days after deposit with an internationally recognized overnight courier, with written verification of receipt, in each case:

If to the Company:

Universal Music Group B.V.

‘s-Gravelandseweg 80,

1217 EW, Hilversum

The Netherlands

Attention: Vincent Vallejo

Phone:    +31658759846

E-Mail: vincent.vallejo@umusic.com

with a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer US LLP

601 Lexington Avenue, 31st Floor

New York, NY

United States of America

Attention: Sebastian L. Fain; Pamela L. Marcogliese

E-Mail: sebastian.fain@freshfields.com; pamela.marcogliese@freshfields.com

Freshfields Bruckhaus Deringer LLP

Strawinskylaan 10 1077 XZ

Amsterdam, The Netherlands

Attention: Dirk-Jan Smit

E-Mail: dirk-jan.smit@freshfields.com

If to Buyer:

Pershing Square Tontine Holdings, Ltd 787 Eleventh Avenue, 9th Floor

New York, NY 10019

United States of America Attention: Corporate Secretary

Email: milankov@persq.com

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

United States of America Attention: Joseph C Shenker, Scott D Miller and Olivier de Vilmorin

Email: shenkerj@sullcrom.com; millersc@sullcrom.com;

devilmorino@sullcrom.com

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, NY 10281

United States of America Attention: Stephen Fraidin and Gregory P. Patti, Jr.

Email: stephen.fraidin@cwt.com; greg.patti@cwt.com

If to Sponsor:

787 Eleventh Avenue, 9th Floor

New York, NY 10019

United States of America

with a copy (which shall not constitute notice) to:

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004

United States of America Attention: Joseph C Shenker, Scott D Miller and Olivier de Vilmorin Email: shenkerj@sullcrom.com; millersc@sullcrom.com; devilmorino@sullcrom.com

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, NY 10281

United States of America

Attention: Stephen Fraidin and Gregory P. Patti, Jr.

Email: stephen.fraidin@cwt.com; greg.patti@cwt.com

Any Party may change or supplement the addresses given above or designate additional addresses by giving the other Parties written notice of the new address in the manner set forth above. If to any other Person made a party to this Agreement, to such address as is designated by such Person in the counterpart to this Agreement in the form attached hereto as Exhibit A.

(j) Counterparts; Effectiveness. This Agreement may be executed (including by facsimile transmission or by e-mail of .pdf attachment) in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party hereto shall have received a counterpart hereof signed by all of the other Parties hereto. Until and unless each Party has received a counterpart hereof signed by all of the other Parties hereto, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

(k) Entire Agreement. This Agreement, together with the Share Purchase Agreement and the Transaction Documents (as defined in the Share Purchase Agreement), constitute the entire agreement between the Parties with respect to the subject matter of this Agreement and supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter covered hereby and thereby. Nothing in this Agreement shall have the effect of limiting or restricting any liability arising as a result of fraud.

(l) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(m) Amendments; No Waivers; Cumulative Remedies.

(i) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each Party to this Agreement, or in the case of a waiver, by the Party against whom the waiver is to be effective.

(ii) No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

(n) Further Assurances. Each party to this Agreement shall cooperate and take such action as may be reasonably requested by another party to this Agreement in order to carry out the provisions and purposes of this Agreement and the transactions contemplated hereby.

(o)    Termination. This Agreement shall terminate with respect to the Buyer Parties upon such time as such Buyer Party ceases to hold or beneficially own any Sale Shares, provided that the provisions of this Section 6 shall survive such termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

UNIVERSAL MUSIC GROUP B.V.

By:	/s/ Gilles Alix
Name: Gilles Alix
Title: Board Member

By:	/s/ Vincent Vallejo
Name: Vincent Vallejo
Title: Deputy CEO

PERSHING SQUARE TONTINE HOLDINGS, LTD.

By:	/s/ William A. Ackman
Name: William A. Ackman
Title: Chief Executive Officer and Chairman

PERSHING SQUARE TH SPONSOR, LLC

By:	Pershing Square Capital Management, L.P., its Manager

By:	PS Management, GP, LLC, its General Partner

By:	/s/ William A. Ackman
Name: William A. Ackman
Title: Managing Member

[Signature Page to Registration Rights Agreement]

Annex A—Company Information

(i) (x) the audited consolidated balance sheets of the Company as of December 31, 2020 and 2019, and the related consolidated statements of income, shareholders’ equity, cash flows and related notes for the fiscal years ended December 31, 2020 and 20191 (the “Annual Financial Statements”);

(ii) if the Tender Offer Documents are filed more than 9 months following the end of the Company’s fiscal year, the unaudited consolidated balance sheet of the Company and the related statements of income, cash flows, shareholders’ equity for a period of at least six months of the current fiscal year, and the corresponding period of the prior fiscal year (which, in each case, are subject to normal year-end adjustments) and related condensed footnote disclosures;

(iii) information regarding the Company’s history and development, business, legal proceedings and properties (see SEC Form 20-F Items 4 and 10, as applicable) including a description of the business done and intended to be done by the Company including revenue-generating activities, products and/or services, and any dependence on revenue-generating activities, key products, services, product families or customers; resources material to the business (including intellectual property, human resources); capital expenditures; off-balance sheet arrangements; description of principal properties; description of legal proceedings;

(iv) risk factors for the Company’s business/operations (see SEC Form 20-F Item 3.D);

(v) operating and financial review and prospects for the periods for which financial statements are provided under clause (i) and (ii) above (including market risk disclosures) (see SEC Form 20-F Item 5 and Item 11) including a description of the reasons for changes in income statement items, known trends or uncertainties that have had or that are reasonably likely to have a material favorable or unfavorable impact on financial statement items;

(vi) descriptions of the Company’s outstanding share capital, organizational documents and structure; information regarding the Company’s directors, officers and control persons and the indemnification of the same; material contracts; description of compensation matters and description of board governance practices (see SEC Form 20-F Items 3.B, 6 and 10); and

(vii) summary of transactions between the Company with related persons and certain control persons and the procedures to review such transactions (see SEC Form 20-F Item 7).

(viii) In the event the Buyer or the Company reasonably determine that other information may be necessary in order to confirm or ensure that the Tender Offer Documents (x) comply with applicable securities laws and (y) do not include any untrue statement of any material fact or omit any material fact required to be stated or necessary to make the statements in the Tender Offer Documents not misleading, the Buyer and the Company shall confer in good faith to determine if any additional information would be necessary for the Tender Offer Documents in order to meet the standards of the immediately preceding clauses (x) and (y).

[1]

For purposes of the Distribution Registration Statement the Company will provide an audited income statement for 2018 (or an audited income statement and balance sheet at and for the nine months ended September 30, 2021).